Exhibit 99.1

Command Security Announces Developments

Regarding Recently-Awarded U.S. Postal Services Contracts

Herndon, VA, January 30, 2015 – Command Security Corporation (NYSE MKT:MOC) today announced that on January 29, 2015, the U.S. Postal Service (“USPS”) issued a stay of the transition of the two contracts recently awarded to Command Security Corporation (“Command Security” or the “Company”) pending the resolution of a dispute over the award of such contracts. The contracts at issue were disclosed in a press release issued by the Company on January 6, 2015 and a Form 8-K filed by the Company with the Securities and Exchange Commission on January 12, 2015. On January 27, 2015, the Company was notified by the USPS that ABM Security Services (“ABM”) had lodged a protest with the USPS seeking to overturn the contracts that were awarded to the Company. Also on January 27, 2015, the Company learned that the USPS denied ABM’s protest on January 20, 2015, ruling that ABM’s grounds for its protest are all without merit. ABM has appealed USPS’s ruling. On January 29, 2015, the Company was notified that ABM had filed an action with the U.S. Court of Federal Claims seeking an injunction to stop the transition of such contracts to Command Security.

The Company strongly disagrees with ABM’s assertion that the contracts were improperly awarded to the Company, and intends to vigorously defend its rights with respect to the contracts awarded to it.

Until the USPS issued its stay on January 29, 2015, the Company was to assume operational responsibility for these contracts on February 1, 2015 and March 1, 2015, respectively. The Company cannot determine how long the stay of the transition of the contracts to the Company will remain in effect or predict the outcome of the dispute, including whether the transition will occur.

About Command Security Corporation

Command Security Corporation and its Aviation Safeguards division provides uniformed security officers, aviation security services and support security services to commercial, financial, industrial, aviation and governmental customers throughout the United States. We safeguard against theft, fraud, fire, intrusion, vandalism and the many other threats that our customers are facing today. By partnering with each customer, we design programs customized to meet their specific security needs and address their particular concerns. We bring years of expertise, including sophisticated systems for hiring, training, supervision and oversight, backed by cutting-edge technology, to every situation that our customers face involving security. Our mission is to enable our customers to operate their businesses without disruption or loss, and to create safe environments for their employees. For more information concerning our company, please refer to our website at www.commandsecurity.com.

Forward-Looking Statements

This announcement by Command Security Corporation (referred to herein as the “Company”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company that are based on management's assumptions, expectations and projections about the Company. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that actual results of the Company could differ materially from those projected in the forward-looking statements as a result of various factors, including but not limited to the inherent risks and uncertainties of litigation and the factors described under the heading "Risk Factors" in the Company's most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed with the Securities and Exchange Commission, and such other risks disclosed from time to time in the Company's periodic and other reports filed with the Securities and Exchange Commission. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission, which are publicly available at the Securities and Exchange Commission's website at www.sec.gov.